SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

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[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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                 [Letterhead of ICN Pharmaceuticals, Inc.]

           Letter to Richard H. Koppes from ICN Pharmaceuticals

     Costa Mesa, CA, April 23, 2002 -- ICN Pharmaceuticals, Inc. (NYSE:ICN) released the text of a letter, set forth below, sent today to Richard H. Koppes, one of ICN's three nominees for election to its board of directors.

Dear Mr. Koppes:

     We received your letter of April 22, 2002 and are glad you are willing to serve as a director of ICN Pharmaceuticals, Inc.

     While we differ with you on the issue of which candidates will best serve ICN at this time, we accept that you will advocate the candidacy of Randy Thurman, Robert O'Leary and yourself and advocate against the election of Senator Birch Bayh and Abraham Cohen as ICN directors.

     We take comfort from the fact that you have not disavowed your prior promises to the Nominating Committee, that you will keep an open mind, that you have no agreements or understandings with Iridian or Franklin, and that if elected as a director (which we hope you will be) you will act in the best interests of all stockholders. In order to avoid any confusion as to your activities in connection with the upcoming annual meeting, we intend to publish your two letters in full in ICN's proxy statement.

Very truly yours,

Alan F. Charles
Executive Vice President, Corporate Relations
ICN Pharmaceuticals, Inc.


ICN has filed a preliminary proxy statement relating to ICN's 2002 annual meting of stockholders with the Securities and Exchange Commission on April 19, 2002 and will file with the SEC and forward to ICN stockholders a definitive proxy statement. ICN stockholders are strongly advised to read the definitive proxy statement when it becomes available, as it will contain important information. Stockholders may obtain the preliminary proxy statement and will be able to obtain the definitive proxy statement, when available, and any amendments to the proxy statement and other documents filed by ICN with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. In addition, ICN will mail the definitive proxy statement to each stockholder of record on April 9, 2002. ICN will also make additional copies of the definitive proxy statement and any amendments to the definitive proxy statement available for free to ICN's stockholders. Please direct your request for the definitive proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors and director nominees may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in the preliminary proxy statement filed with the SEC on April 19, 2002.

THE 'SAFE HARBOR' STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.







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